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                                                                    EXHIBIT 21.1

                SUBSIDIARIES OF PERSONNEL GROUP OF AMERICA, INC.


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
                                State of
Subsidiary                   Incorporation   Does Business As
----------                   -------------   ----------------

PFI Corp                        Delaware     N/A; PFI serves as a Delaware
                                             holding company

StaffPLUS, Inc.                 Delaware     Abar Staffing, Allegheny Personnel
                                             Services, Ann Wells Personnel,
                                             Careers, Denver Staffing, Fox
                                             Staffing Resources, FirstWord
                                             Staffing Services, Franklin-Pierce
                                             Associates, Franklin-Pierce
                                             Temporaries, Integrity Technical
                                             Services, Profile Temporaries,
                                             Scott-Wayne Staffing, Scott-Wayne
                                             Associates, Scott- Wayne
                                             Temporaries, Sloan Staffing
                                             Services, Temp Connection, The
                                             Connection Group, TempWorld, West
                                             Personnel, Word Processing
                                             Personnel Services and Word
                                             Processing Professionals

CareerShop.com, Inc.            Florida      CareerShop

Creative Corporate
  Staffing, Inc.             North Carolina  Creative Staffing

Gentry, Inc.                   California    Gentry

IMS Consulting, Inc.         North Carolina  IMS Consulting

InfoTech Services, Inc.      North Carolina  InfoStaff (Utah and California),
                                             BEST Consulting, Broughton Systems,
                                             Careers, DRAC/SSC, Computer
                                             Resources Group, Command
                                             Technologies, IMA Plus,
                                             Lloyd-Ritter Consulting, RealTime
                                             Consulting, Staff Options, Trilogy
                                             Consulting, Trilogy - VA, and Vital
                                             Computer Services

InfoTech Contract
  Services, Inc.             Massachusetts   InfoTech Contract Services

BAL Associates, Inc.           California    BAL Associates

Advanced Business
  Consultants, Inc.              Kansas      Advanced Business Consultants

PALADIN Consulting, Inc.         Texas       PALADIN Consulting
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